 Filed Under Rule 424(b)(3), Registration Statement No. 333-199914
Pricing Supplement Number 388 Dated Tuesday, October 13, 2015
(To: Prospectus Dated November 6, 2014 and Prospectus Supplement Dated November 10, 2014)
CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FXW1	[]	100%	1.450%	[]	Fixed	2.750%	MONTHLY	10/15/2022	11/15/2015	$1.76	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FXX9	[]	100%	2.000%	[]	Fixed	3.500%	MONTHLY	04/15/2027	11/15/2015	$2.24	Yes	Senior Unsecured Notes

 Redemption Information: Non-Callable

National Rural Utilities Cooperative Finance Corp
Offering Dates: Tuesday, October 13, 2015 through Monday, October 19, 2015
 Trade Date: Monday, October 19, 2015 @12:00 PM ET
Settlement Date: Thursday, October 22, 2015
Minimum Denomination/Increments:$1,000.00/$1,000.00
 Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: Incapital, LLC, Citigroup, Comerica Securities, J.J.B. Hilliard, W.L.
Lyons, Inc., Wells Fargo

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

    InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
National Rural Utilities Cooperative Finance Corp Prospectus Dated November 6, 2014